      IMMEDIATE                                                 October 13, 1997

J.P. MORGAN REPORTS 1997 THIRD QUARTER RESULTS

J.P. Morgan & Co. Incorporated reported net income of $396 million in the third quarter of 1997, up 43% from $276 million in the third quarter of 1996. Earnings per share for the quarter were $1.96, compared with $1.32 a year ago. In 1996, third quarter earnings included a special charge of $71 million ($42 million after tax, or $0.21 per share) related to the formation of a strategic alliance to manage parts of the firm's global technology infrastructure.

Net income for the first nine months of 1997 totaled $1.194 billion, an increase from $1.155 billion a year ago. Earnings per share in the first nine months were $5.84 versus $5.60.

Douglas A. Warner III, chairman, said: "Global growth in our business produced strong, diversified results. We gained market share, reflecting sustained momentum with clients, and continued to invest in expanded client capabilities."

   THIRD QUARTER 1997 RESULTS AT A GLANCE

                                                                                                    Second
                                                                      Third quarter                 quarter
--------------------------------------------------------------------------------------------------------------
      In millions of dollars, except per share data              1997                1996            1997
--------------------------------------------------------------------------------------------------------------
      Revenues                                                 $ 1,916             $ 1,549          $ 1,791
      Operating expenses                                        (1,326)             (1,137)          (1,241)
      Income taxes                                                (194)               (136)            (176)
--------------------------------------------------------------------------------------------------------------
      Net income                                                   396                 276              374
      Net income per share                                     $  1.96             $  1.32          $  1.85
--------------------------------------------------------------------------------------------------------------
      Dividends declared per share                             $  0.88             $  0.81          $  0.88

REVENUES in the third quarter rose 24% from the same period a year ago.

      - Finance and Advisory revenues rose 28% to $548 million, reflecting continued growth in advisory services and debt and equity underwriting.

      - Market Making revenues, up 23% to $669 million, were strong and diversified.

      - Asset Management and Servicing revenues increased 23% to $407 million, reflecting growth in both institutional investment management and private client services.

      -     Equity Investments revenues rose to $66 million from $59 million.

      - Proprietary Investing and Trading revenues were $241 million, up from $203 million.

--------------------------------------------------------------------------------
Press contact:               Joseph M. Evangelisti                  212/648-9589
Investor contact:            Ann B. Patton                          212/648-9446

      OPERATING EXPENSES, excluding the 1996 third quarter special charge of $71 million, rose 24% in the 1997 third quarter from the same period a year ago.

      IN OTHER DEVELOPMENTS during the 1997 third quarter, J.P. Morgan and American Century Companies, Inc. agreed to form a business partnership to pursue growth opportunities in asset management and personal financial services. As part of the agreement, Morgan will purchase a 45% economic interest in American Century for approximately $900 million; Morgan will have an option to increase that interest to 50% at the end of three years. The transaction is expected to close in early 1998, pending approval by each firm's Board of Directors and U.S. regulatory agencies. American Century, the fourth largest no-load U.S. mutual fund company selling directly to individuals, manages $60 billion of assets in about 70 mutual funds.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements. A summary of business sector results is included on pages 10 and 11.

REVENUES BY BUSINESS SECTOR

REVENUES rose to $1.916 billion, up 24% from the third quarter of 1996.

Revenues from client-focused activities, which are reported in the Finance and Advisory, Market Making, and Asset Management and Servicing sectors, totaled $1.624 billion, up 25% from $1.304 billion a year ago. Revenues from Equity Investments and Proprietary Investing and Trading activities increased to $307 million from $262 million in 1996.

FINANCE AND ADVISORY (Advisory, Debt and Equity Underwriting, and Credit) revenues increased 28% to $548 million.

Revenues from advisory services and debt and equity underwriting in both developed and emerging markets increased 74% to $328 million, reflecting record levels of investment banking activity. Revenues from the global credit business declined to $220 million from $240 million a year ago, primarily because of lower syndication revenues.

Market share increased in both debt and equity underwriting and mergers and acquisitions activity. According to Securities Data Co., J.P. Morgan ranked sixth in U.S. debt and equity underwriting for the first nine months of 1997, and market share grew to 8.7% from 6.9% a year ago. In completed mergers and acquisitions transactions worldwide, Morgan also ranked sixth on a year-to-date basis; market share rose to 10.7%, compared with 8.9% in the prior year.

MARKET MAKING (Fixed Income, Equities, Foreign Exchange, and Commodities) revenues totaled $669 million, up 23% from $545 million a year ago.

Fixed income revenues in developed markets increased 16% to $333 million, with especially strong results in Europe. In emerging markets, market-making revenues were $111 million, down from $153 million a year ago. In equities, market making revenues were up 83% to $106 million. Equity commissions increased sharply, reflecting growing volumes and market share on U.S. and European exchanges; equity derivative revenues also grew. Foreign exchange revenues rose more than 70% to $99 million on strong client demand in active markets. Commodities revenues were $20 million in the current period versus a loss of $10 million a year ago.

ASSET MANAGEMENT AND SERVICING (Investment Management, Private Client Services, Futures and Options Brokerage, and Euroclear System) revenues rose 23% to $407 million in the third quarter from a year ago. Revenues generated from institutional investment management activities and services for private clients increased 23% to $259 million. Assets under management were approximately $244 billion at September 30, 1997, compared with $197 billion at September 30, 1996. Futures and Options Brokerage as well as Euroclear-related revenues also increased.

Private clients accounted for approximately $160 million of revenues from the firm's client-focused activities in the third quarter, up 31% from 1996. Of this amount, $51 million is recorded in the Finance and Advisory and Market Making sectors.

EQUITY INVESTMENTS (Equity Portfolio Management for Morgan's own account) reported revenues of $66 million in the third quarter, compared with $59 million a year ago. Included in reported revenues were net gains of $54 million in the current quarter versus $56 million a year ago. On a total return basis, combining reported revenues with the change in net unrealized appreciation, Equity Investments earned $176 million in the 1997 third quarter, primarily related to investments in the insurance and financial services industries. A year ago, total return was a loss of $48 million.

PROPRIETARY INVESTING AND TRADING (Market Risk Positioning and Capital and Liquidity Management) revenues totaled $241 million for the 1997 third quarter, compared with $203 million a year ago. Total return - reported revenues plus the change in net unrealized appreciation - for the 1997 third quarter was $173 million, compared with $165 million in 1996.

OPERATING EXPENSES

Operating expenses were $1.326 billion in the 1997 third quarter, compared with $1.137 billion in the third quarter of 1996. Excluding the technology-related special charge of $71 million in last year's third quarter, 1997 third quarter expenses grew 24% from a year earlier. The increase reflects continued spending on investment banking, equities, and asset management capabilities and higher levels of client-related business activity. Also contributing to the rise were expenditures related to initiatives to prepare for the year 2000 and the anticipated conversion to a single European currency.

At September 30, 1997, staff totaled 16,525 employees, compared with 15,188 employees at September 30, 1996.

Income tax expense in the third quarter totaled $194 million, based on an effective tax rate of 33%, the same rate used in the year-earlier quarter.

ASSETS

Total assets were $270 billion at September 30, 1997, compared with $250 billion at June 30, 1997.

CAPITAL

As of September 30, 1997, J.P. Morgan adopted the Federal Reserve Board's new market risk capital guidelines for calculation of risk-based capital ratios, in advance of the mandatory implementation date of January 1, 1998. The new framework amends the existing guidelines by incorporating a measure of market risk for trading positions. In addition, the capital and assets of the Section 20 subsidiary, J.P. Morgan Securities Inc., are no longer excluded from the calculations. Under these new rules, J.P. Morgan's estimated tier 1 and total risk-based capital ratios at September 30, 1997, were 8.0% and 11.5%, respectively, and the estimated leverage ratio was 4.5%. Prior period ratios have not been restated.

At September 30, 1997, stockholders' equity included approximately $598 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $353 million. This compares with $518 million of net unrealized appreciation at June 30, 1997, net the related deferred tax liability of $310 million. The net unrealized appreciation on debt investment securities was $343 million and $294 million at September 30, 1997, and June 30, 1997, respectively. The net unrealized appreciation on marketable equity investment securities was $608 million at September 30, 1997, and $534 million at June 30, 1997.

                                      # # #

J.P. Morgan is a leading global financial firm that meets critical financial needs for business enterprises, governments, and individuals. The firm advises on corporate strategy and structure, raises capital, makes markets in financial instruments, and manages investment assets. Morgan also commits its own capital to promising enterprises and invests and trades to capture market opportunities.

Attached are the financial summary; interim consolidated financial statements, which are unaudited; summary of sector results; trading and investment banking revenue tables; and asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet at www.jpmorgan.com.

                                                                 5



FINANCIAL SUMMARY
J. P. Morgan & Co. Incorporated
-----------------------------------------------------------------------------------------------------------------------------------

Dollars in millions, except share data
                                                                                          Second
                                                            Third Quarter                 Quarter                Nine Months
                                                    ----------------------------       -------------    ----------------------------
                                                           1997            1996              1997             1997             1996
                                                   --------------------------------------------------------------------------------
Net Income                                                 $396             $276             $374           $1,194           $1,155

PER COMMON SHARE
Net income (a)                                           $ 1.96           $ 1.32           $ 1.85           $ 5.84            $5.60
Dividends declared                                         0.88             0.81             0.88             2.64             2.43
Book value (b)                                            56.83            52.62            55.37
------------------------------------------------------------------------------------------------------------------------------------

Weighted-average number of common and
      common equivalent shares outstanding          197,776,475      201,755,770      198,148,923      199,821,082      202,029,375
------------------------------------------------------------------------------------------------------------------------------------

Dividends declared on common stock                         $157            $ 151             $158             $475             $454
Dividends declared on preferred stock                         9                9                9               27               24

SELECTED RATIOS
Annualized rate of return on average
      common stockholders' equity (c)                      14.3%            10.3%            14.1%            14.7%            14.8%
As % of period-end total assets:
      Common equity                                         4.1%             4.9%             4.3%
      Total equity                                          4.3              5.2              4.5

Regulatory capital ratios
      Tier 1 risk-based capital ratio                   (d)  8.0%             (d)              (d)
      Total risk-based capital ratio                    (d) 11.5              (d)              (d)
      Leverage ratio                                    (d)  4.5              (d)              (d)
------------------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES
      Debt investment securities (e)                   $ 24,473         $ 23,171         $ 22,946         $ 24,287         $ 24,450
      Loans                                              31,201           26,976           29,434           29,788           27,603
      Total interest-earning assets                     201,723          171,409          194,832          195,402          167,055
      Total assets                                      262,114          211,452          243,225          247,234          208,683
      Total interest-bearing liabilities                196,271          162,175          185,465          187,984          158,371
      Total liabilities                                 250,674          200,431          232,118          235,920          197,822
      Common stockholders' equity                        10,746           10,327           10,413           10,620           10,194
      Total stockholders' equity                         11,440           11,021           11,107           11,314           10,861

Net interest earnings (fully taxable basis)                 489              445              513            1,472            1,282
Net yield on interest-earning assets                       0.96%            1.03%            1.06%            1.01%            1.03%
------------------------------------------------------------------------------------------------------------------------------------

Employees at period-end                                  16,525           15,188           15,776
------------------------------------------------------------------------------------------------------------------------------------

(a) Earnings per share amounts represent both primary and fully diluted earnings per share for the three months ended September 30, 1996. Fully diluted earnings per share were $1.95 and $1.84 for the three months ended September 30, 1997, and June 30, 1997, respectively, and $5.82 and $5.57 for the nine months ended September 30, 1997 and 1996, respectively.

(b) Excluding the impact of SFAS No. 115, the book value per common share would have been $53.73, $51.01, and $52.68 at September 30, 1997, September 30, 1996,
and June 30, 1997, respectively.

(c) Excluding the impact of SFAS No. 115, the annualized rate of return on average common stockholders' equity would have been 15.0%, 10.6%, and 14.7% for the three months ended September 30, 1997, September 30, 1996, and June 30, 1997, respectively, and 15.4% and 15.5% for the nine months ended September 30, 1997 and 1996, respectively.

(d) As of September 30, 1997, J.P. Morgan adopted the Federal Reserve Board's new market risk capital guidelines for calculation of risk-based capital ratios, in advance of the mandatory implementation date of January 1, 1998. The new framework amends the existing guidelines by incorporating a measure of market risk for trading positions. In addition, the capital and assets of the Section 20 subsidiary, J.P. Morgan Securities Inc., are no longer excluded from the calculations; however, the effect of SFAS No. 115 continues to be excluded. Risk-based capital ratios for September 30, 1997, are estimates. Prior period ratios have not been restated. In accordance with the Federal Reserve Board's guidelines followed prior to September 30, 1997, the prior period ratios exclude the equity, assets, and off-balance sheet exposures of J.P. Morgan Securities Inc. and the effect of SFAS No. 115. The tier 1 risk-based capital ratio, total risk-based capital ratio and leverage ratio computed under such former guidelines were 8.1%, 11.7%, and 6.2%, respectively, at September 30, 1996, and 8.1%, 11.4%, and 5.9%, respectively, at June 30, 1997.

(e) Average debt investment securities are computed on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.

                                                                  6

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
------------------------------------------------------------------------------------------------------------------------------------

In millions, except share data
                                                                                   Three months ended
                                                       ----------------------------------------------------------------------------
                                                       September 30     September 30      Increase/         June 30       Increase/
                                                               1997             1996     (Decrease)            1997      (Decrease)
                                                       ----------------------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                                             $3,161           $2,675         $ 486           $3,029           $ 132
Interest expense                                              2,689            2,250           439            2,534             155
------------------------------------------------------------------------------------------------------------------------------------

Net Interest Revenue                                            472              425            47              495             (23)

NONINTEREST REVENUE
Trading revenue                                                 657              510           147              477             180
Investment banking revenue                                      320              233            87              294              26
Investment management revenue                                   201              164            37              199               2
Fees and commissions                                            164              137            27              156               8
Investment securities revenue                                    67               68            (1)             114             (47)
Other revenue                                                    35               12            23               56             (21)
------------------------------------------------------------------------------------------------------------------------------------
Total noninterest revenue                                     1,444            1,124           320            1,296             148

Total revenue                                                 1,916            1,549           367            1,791             125

OPERATING EXPENSES
Employee compensation and benefits                              798              685           113              734              64
Net occupancy                                                    77               74             3              104             (27)
Technology and communications                                   277              248            29              240              37
Other expenses                                                  174              130            44              163              11
------------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                      1,326            1,137           189            1,241              85

Income before income taxes                                      590              412           178              550              40
Income taxes                                                    194              136            58              176              18
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                      396              276           120              374              22

PER COMMON SHARE
Net income (a)                                               $ 1.96           $ 1.32         $0.64           $ 1.85           $0.11
Dividends declared                                             0.88             0.81          0.07             0.88              --
-----------------------------------------------------------------------------------------------------------------------------------


(a) See Financial Summary for per common share data assuming full dilution.

                                                        7

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
----------------------------------------------------------------------------------------------------------------

In millions, except share data
                                                                       Nine months ended
                                             -------------------------------------------------------------------
                                                September 30                 September 30             Increase/
                                                        1997                         1996            (Decrease)
                                             -------------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                                      $9,082                      $7,788              $   1,294
Interest expense                                       7,665                       6,570                  1,095
----------------------------------------------------------------------------------------------------------------

Net interest revenue                                   1,417                       1,218                    199

NONINTEREST REVENUE
Trading revenue                                        1,831                       1,965                   (134)
Investment banking revenue                               840                         644                    196
Investment management revenue                            584                         493                     91
Fees and commissions                                     468                         430                     38
Investment securities revenue                            242                         218                     24
Other revenue                                            158                          82                     76
----------------------------------------------------------------------------------------------------------------
Total noninterest revenue                              4,123                       3,832                    291

Total revenue                                          5,540                       5,050                    490

OPERATING EXPENSES
Employee compensation and benefits                     2,298                       2,152                    146
Net occupancy                                            254                         223                     31
Technology and communications                            720                         564                    156
Other expenses                                           486                         387                     99
----------------------------------------------------------------------------------------------------------------
Total operating expenses                               3,758                       3,326                    432

Income before income taxes                             1,782                       1,724                     58
Income taxes                                             588                         569                     19
----------------------------------------------------------------------------------------------------------------
Net income                                             1,194                       1,155                     39

PER COMMON SHARE
Net income (a)                                         $5.84                       $5.60                  $0.24
Dividends declared                                      2.64                        2.43                   0.21
----------------------------------------------------------------------------------------------------------------

(a) See Financial Summary for per common share data assuming full dilution.

                                                                  8

CONSOLIDATED BALANCE SHEET
J.P. Morgan & Co. Incorporated
-----------------------------------------------------------------------------------------------------------------------------------

In millions, except share data                                                          September 30         June 30    December 31
                                                                                                1997            1997           1996
                                                                                     ----------------------------------------------
ASSETS
Cash and due from banks                                                                     $    813        $    752        $    906
Interest-earning deposits with banks                                                           1,813           2,054           1,908
Debt investment securities available-for-sale carried at fair value
  (cost: $21,915 at September 1997, $24,642  at June 1997, and $24,610
  at December 1996)                                                                           22,258          24,936          24,865
Trading account assets, net of allowance for credit losses of $350                           115,144         105,825          90,980
Securities purchased under agreements to resell and federal funds
  sold ($18 at September 1997, $0 at June 1997, and $50 at December 1996)                     44,058          36,425          32,505
Securities borrowed                                                                           38,824          37,837          27,931
Loans, net of allowance for credit losses of $546 at September 1997,
  $560 at June 1997, and $566 at December 1996                                                31,449          28,734          27,554
Customers' acceptance liability                                                                  270             175             212
Accrued interest and accounts receivable                                                       5,859           4,446           3,789
Premises and equipment                                                                         3,160           3,194           3,137
Less: accumulated depreciation                                                                 1,345           1,353           1,272
------------------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                                    1,815           1,841           1,865
Other assets                                                                                   7,292           7,465           9,511
------------------------------------------------------------------------------------------------------------------------------------

Total assets                                                                                 269,595         250,490         222,026
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                                      1,022           1,235           1,501
   In offices outside the U.S.                                                                   749             641             708
Interest-bearing deposits:
   In offices in the U.S.                                                                      8,970           9,274           7,103
   In offices outside the U.S.                                                                44,785          45,827          43,412
------------------------------------------------------------------------------------------------------------------------------------
Total deposits                                                                                55,526          56,977          52,724
Trading account liabilities                                                                   69,799          59,436          50,919
Securities sold under agreements to repurchase and federal funds purchased
  ($5,464 at September 1997, $3,142 at June 1997, and $5,312 at December 1996)                74,473          67,464          61,429
Commercial paper                                                                               5,267           4,289           4,132
Other liabilities for borrowed money                                                          17,477          19,615          19,948
Accounts payable and accrued expenses                                                          8,512           7,025           5,935
Liability on acceptances                                                                         270             175             212
Long-term debt not qualifying as risk-based capital                                           17,229          14,890           9,411
Other liabilities, including allowance for credit losses of $200                               4,097           4,000           1,442
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             252,650         233,871         206,152
Long-term debt qualifying as risk-based capital                                                4,163           4,121           3,692
Company-obligated mandatorily redeemable preferred securities of subsidiaries                  1,150           1,150             750
]-----------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                            257,963         239,142         210,594

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares: 10,400,000)
   Adjustable rate cumulative preferred stock, $100 par value
     (issued and outstanding: 2,444,300)                                                         244             244             244
   Variable cumulative preferred stock, $1,000 par value
    (issued and outstanding: 250,000)                                                            250             250             250
   Fixed cumulative preferred stock, $500 par value
     (issued and outstanding: 400,000)                                                           200             200             200
Common stock, $2.50 par value (authorized shares: 500,000,000; issued:
   200,691,873 at September 1997, 200,689,973 at June 1997 and 200,688,123 at
   December 1996)                                                                                502             502             502
Capital surplus                                                                                1,380           1,402           1,446
Retained earnings                                                                              9,308           9,085           8,635
Net unrealized gains on investment securities, net of taxes                                      598             518             464
Other                                                                                          1,070             968             826
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              13,552          13,169          12,567
Less: treasury stock (22,487,572 shares at September 1997, 21,633,098 at
      June 1997 and 15,765,455 at December 1996) at cost                                       1,920           1,821           1,135
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                    11,632          11,348          11,432
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                   269,595         250,490         222,026
------------------------------------------------------------------------------------------------------------------------------------

                                                      9

CONSOLIDATED STATEMENT OF CONDITION
Morgan Guaranty Trust Company of New York
-------------------------------------------------------------------------------------------------------------

In millions, except share data                                                  September 30    December 31
                                                                                        1997           1996
                                                                                -----------------------------
ASSETS
Cash and due from banks                                                              $   771     $      920
Interest-earning deposits with banks                                                   1,776          1,910
Debt investment securities available-for-sale carried at fair value                   21,093         23,510
Trading account assets, net of allowance for credit losses of $350                    92,353        72,549
Securities purchased under agreements to resell and federal funds sold                30,546         21,081
Securities borrowed                                                                   12,180          6,681
Loans, net of allowance for credit losses of $545 at September 1997 and
   $565 at December 1996                                                              31,288         27,378
Customers' acceptance liability                                                          270            212
Accrued interest and accounts receivable                                               4,748          3,470
Premises and equipment                                                                 2,822          2,812
Less: accumulated depreciation                                                         1,174          1,116
-------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                            1,648          1,696
Other assets                                                                           4,121          5,406
-------------------------------------------------------------------------------------------------------------
Total assets                                                                         200,794        164,813
-------------------------------------------------------------------------------------------------------------

LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                              1,027          1,495
   In offices outside the U.S.                                                           775            749
Interest-bearing deposits:
   In offices in the U.S.                                                              8,983          7,114
   In offices outside the U.S.                                                        45,817         43,716
-------------------------------------------------------------------------------------------------------------
Total deposits                                                                        56,602         53,074
Trading account liabilities                                                           58,307         44,039
Securities sold under agreements to repurchase and federal funds purchased            40,076         30,787
Other liabilities for borrowed money                                                   9,989         13,215
Accounts payable and accrued expenses                                                  6,335          4,203
Liability on acceptances                                                                 270            212
Long-term debt not qualifying as risk-based capital                                   13,563          5,436
Other liabilities, including allowance for credit losses of $200                       2,531            977
-------------------------------------------------------------------------------------------------------------
                                                                                     187,673        151,943
Long-term debt qualifying as risk-based capital                                        2,758          2,979
-------------------------------------------------------------------------------------------------------------

Total liabilities                                                                    190,431        154,922

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value (authorized shares: 2,500,000)                             -                 -
Common stock, $25 par value (authorized shares: 11,000,000;
   outstanding: 10,599,027)                                                              265            265
Surplus                                                                                3,155          3,155
Undivided profits                                                                      6,793          6,334
Net unrealized gains on investment securities, net of taxes                              169            149
Foreign currency translation                                                             (19)           (12)
-------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                            10,363          9,891
-------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                           200,794        164,813
-------------------------------------------------------------------------------------------------------------

Member of the Federal Reserve System and the Federal Deposit Insurance Corporation.

                                                                 10

SUMMARY OF SECTOR RESULTS
J.P. Morgan & Co. Incorporated
------------------------------------------------------------------------------------------------------------------------------------

                                                      Asset        TOTAL
                          Finance                    Manage-     CLIENT-     Equity   Proprietary        TOTAL
                              and        Market     ment and     FOCUSED    Invest-     Investing  PROPRIETARY   Corporate  CONSOL-
In millions              Advisory        Making    servicing  ACTIVITIES      ments   and Trading   ACTIVITIES       Items   IDATED
------------------------------------------------------------------------------------------------------------------------------------
THIRD QUARTER 1997

Total revenues               $  548      $  669      $  407      $1,624      $   66      $  241      $  307        $(15)      $1,916
Total expenses                  343         528         339       1,210          10          49          59          57        1,326
------------------------------------------------------------------------------------------------------------------------------------

Pretax income                   205         141          68         414          56         192         248         (72)         590
------------------------------------------------------------------------------------------------------------------------------------

THIRD QUARTER 1996

Total revenues                  429         545         330       1,304          59         203         262         (17)       1,549
Total expenses                  261         420         282         963           7          33          40         134        1,137
------------------------------------------------------------------------------------------------------------------------------------

Pretax income                    168         125          48        341          52         170         222        (151)         412
------------------------------------------------------------------------------------------------------------------------------------

INCREASE/(DECREASE), THIRD QUARTER 1997 VS. THIRD QUARTER 1996

Total revenues                   119         124          77        320           7          38          45           2          367
Total expenses                    82         108          57        247           3          16          19         (77)         189
------------------------------------------------------------------------------------------------------------------------------------

Pretax income                     37          16          20         73           4          22          26          79          178
------------------------------------------------------------------------------------------------------------------------------------

SECOND QUARTER 1997

Total revenues                   481         648         392      1,521         124         116         240          30        1,791
Total expenses                   351         455         320      1,126          11          45          56          59        1,241
------------------------------------------------------------------------------------------------------------------------------------

Pretax income                    130         193          72        395         113          71         184         (29)         550
------------------------------------------------------------------------------------------------------------------------------------

INCREASE/(DECREASE), THIRD QUARTER 1997 VS. SECOND QUARTER 1997

Total revenues                    67          21          15        103         (58)        125          67         (45)         125
Total expenses                    (8)         73          19         84          (1)          4           3          (2)          85
------------------------------------------------------------------------------------------------------------------------------------

Pretax income                     75         (52)         (4)        19         (57)        121          64         (43)          40
------------------------------------------------------------------------------------------------------------------------------------

BUSINESS SECTORS:

We describe the activities of J.P. Morgan using five business sectors. Three of these sectors - Finance and Advisory, Market Making, and Asset Management and Servicing - focus on services we provide for clients, including positions taken to facilitate client transactions. Two sectors comprise proprietary activities that we conduct exclusively for our own account: Equity Investments and Proprietary Investing and Trading. The Finance and Advisory sector includes results of our Advisory, Debt and Equity Underwriting, and Credit activities. The Market Making sector includes results of our Fixed Income, Equities, Foreign Exchange, and Commodities activities. The Asset Management and Servicing sector includes results of our Investment Management, Private Client Services, Futures and Options Brokerage, and Euroclear System activities. Corporate Items includes revenues and expenses that have not been allocated to the five business sectors, intercompany eliminations, and the taxable-equivalent adjustment. For a complete description of our business sectors, please refer to the J.P. Morgan & Co. Incorporated 1996 Annual report.


METHODOLOGY:

The firm's management reporting system and policies were used to determine the revenues and expenses directly attributable to each business sector. Earnings on stockholders' equity were allocated based on management's assessment of the inherent risk of the components of each sector. In addition, certain overhead expenses not allocated for management reporting purposes were allocated to each business sector. Overhead expenses were allocated based primarily on staff levels, and represent costs associated with various support functions that exist for the benefit of the firm as a whole. Certain prior year amounts have been reclassified to conform with the 1997 presentation. Effective January 1, 1997, as compensation for managing the firm's credit risk, Global Credit receives fees from other Morgan businesses. Such fees are included as revenues in the Finance and Advisory sector and as a reduction in revenues reported by businesses on whose behalf such credit risk is managed.

                                                                 11

SUMMARY OF SECTOR RESULTS
J.P. Morgan & Co. Incorporated
-----------------------------------------------------------------------------------------------------------------------------------

                                                        Asset      TOTAL
                          Finance                     Manage-     CLIENT-    Equity   Proprietary       TOTAL
                              and       Market       ment and     FOCUSED   Invest-     Investing  PROPRIETARY  Corporate   CONSOL-
In millions              Advisory       Making      servicing  ACTIVITIES     ments   and Trading   ACTIVITIES      Items    IDATED
------------------------------------------------------------------------------------------------------------------------------------
NINE MONTHS 1997

Total revenues              $1,480       $2,050       $1,174       $4,704       $239       $633       $872        $(36)       $5,540
Total expenses                 996        1,457          959        3,412         28        140        168         178         3,758
------------------------------------------------------------------------------------------------------------------------------------

Pretax income                  484          593          215        1,292        211        493        704        (214)        1,782
------------------------------------------------------------------------------------------------------------------------------------

NINE MONTHS 1996

Total revenues                1,271       1,955        1,026        4,252        251        634        885         (87)        5,050
Total expenses                  788       1,271          827        2,886         23        109        132         308         3,326
------------------------------------------------------------------------------------------------------------------------------------

Pretax income                   483         684          199        1,366        228        525        753        (395)        1,724
------------------------------------------------------------------------------------------------------------------------------------

INCREASE/(DECREASE), NINE MONTHS 1997 VS. 1996

Total revenues                  209          95          148          452        (12)        (1)       (13)         51           490
Total expenses                  208         186          132          526          5         31         36        (130)          432
------------------------------------------------------------------------------------------------------------------------------------

Pretax income                     1        (91)           16        (74)         (17)       (32)       (49)        181            58
------------------------------------------------------------------------------------------------------------------------------------

                                          Third       Third                Second                 Nine       Nine
                                        Quarter     Quarter    Increase/  Quarter  Increase/    Months     Months   Increase/
In millions                                1997        1996   (Decrease)     1997 (Decrease)      1997       1996  (Decrease)
-----------------------------------------------------------------------------------------------------------------------------
REVENUES
 Advisory & Underwriting                 $   328     $   189     $ 139     $  255    $  73     $   804     $   589     $ 215
 Global Credit                               220         240       (20)       226       (6)        676         682        (6)
-----------------------------------------------------------------------------------------------------------------------------
 FINANCE AND ADVISORY                        548         429       119        481       67       1,480       1,271       209
-----------------------------------------------------------------------------------------------------------------------------

 Fixed Income                                333         286        47        267       66         864       1,019      (155)
 Emerging Markets                            111         153       (42)       123      (12)        420         428        (8)
 Equities                                    106          58        48        158      (52)        416         283       133
 Foreign Exchange                             99          58        41         84       15         302         206        96
 Commodities                                  20         (10)       30         16        4          48          19        29
-----------------------------------------------------------------------------------------------------------------------------
 MARKET MAKING                               669         545       124        648       21       2,050       1,955        95
-----------------------------------------------------------------------------------------------------------------------------

 Asset Management Services *                 259         211        48        256        3         758         660        98
 Securities and Futures Services             148         119        29        136       12         416         366        50
-----------------------------------------------------------------------------------------------------------------------------
 ASSET MANAGEMENT AND
 SERVICING                                   407         330        77        392       15       1,174       1,026       148
-----------------------------------------------------------------------------------------------------------------------------

 TOTAL CLIENT-FOCUSED
 REVENUES                                  1,624       1,304       320      1,521      103       4,704       4,252       452
-----------------------------------------------------------------------------------------------------------------------------

 EQUITY INVESTMENTS                           66          59         7        124      (58)        239         251       (12)
-----------------------------------------------------------------------------------------------------------------------------

 PROPRIETARY INVESTING AND
 TRADING                                     241         203        38        116      125         633         634        (1)
-----------------------------------------------------------------------------------------------------------------------------

 TOTAL PROPRIETARY REVENUES                  307         262        45        240       67         872         885       (13)
-----------------------------------------------------------------------------------------------------------------------------

 CORPORATE ITEMS                             (15)        (17)        2         30      (45)        (36)        (87)       51
-----------------------------------------------------------------------------------------------------------------------------

 CONSOLIDATED REVENUES                     1,916       1,549       367      1,791      125       5,540       5,050       490
-----------------------------------------------------------------------------------------------------------------------------

* Includes Investment Management and Private Client Services

                                                                 12



TRADING REVENUE AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated
------------------------------------------------------------------------------------------------------------------------------------

In millions

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      TOTAL        NET
                                          FIXED                 FOREIGN               PROPRIETARY    TRADING     INTEREST   COMBINED
                                          INCOME     EQUITIES   EXCHANGE  COMMODITIES   TRADING      REVENUE     REVENUE      TOTAL
------------------------------------------------------------------------------------------------------------------------------------
Third Quarter 1997                        $  416       $ 51       $ 78       $ 17        $  95        $  657       $118       $  775

Third Quarter 1996                           403         43         59        (15)          20           510         65          575

------------------------------------------------------------------------------------------------------------------------------------

Second Quarter 1997                          250        170         72          2          (17)          477        159          636

------------------------------------------------------------------------------------------------------------------------------------

Nine Months 1997                           1,012        332        270         32          185         1,831        399        2,230

Nine Months 1996                           1,267        261        236         24          177         1,965        137        2,102

------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT BANKING REVENUE
J.P. Morgan & Co. Incorporated
---------------------------------------------------------------------------------------------------------------------

In millions

---------------------------------------------------------------------------------------------------------------------
                                  ADVISORY AND                     UNDERWRITING                     TOTAL INVESTMENT
                                SYNDICATION FEES                     REVENUE                        BANKING REVENUE
---------------------------------------------------------------------------------------------------------------------

Third Quarter 1997                    $188                            $132                                $320


Third Quarter 1996                     150                              83                                 233


Nine Months 1997                       471                             369                                 840


Nine Months 1996                       385                             259                                 644

---------------------------------------------------------------------------------------------------------------------

                                                          13

ASSET QUALITY
J.P. Morgan & Co. Incorporated
---------------------------------------------------------------------------------------------------------------------

NONPERFORMING ASSETS
                                                    September 30        June 30        December 31      September 30
In millions                                                 1997           1997               1996              1996
                                                  --------------  ---------------      -------------    ------------
Impaired loans:
   Commercial and industrial                             $  46            $  60              $  89            $  125
   Other                                                    33               44                 29                34
---------------------------------------------------------------------------------------------------------------------
                                                            79              104                118               159

Restructuring countries                                      1                2                  2                 2
---------------------------------------------------------------------------------------------------------------------

Total impaired loans                                        80              106                120               161

Other nonperforming assets                                   4                2                  -                 -
---------------------------------------------------------------------------------------------------------------------

Total nonperforming assets                                  84              108                120               161
---------------------------------------------------------------------------------------------------------------------

AGGREGATE ALLOWANCE FOR CREDIT LOSSES
                                                  September 30          June 30        December 31      September 30
In millions                                               1997             1997               1996              1996
                                                 --------------  ---------------      -------------       -----------

Aggregate allowance for credit losses                   $1,096           $1,110             $1,116            $1,113
---------------------------------------------------------------------------------------------------------------------

                                                          Third Quarter                       Nine Months
                                                 -------------------------------      -------------------------------
                                                          1997             1996               1997              1996
                                                 -------------------------------      -------------------------------
Charge-offs:
   Commercial and industrial                              $(17)            $(12)              $(38)             $(28)
   Other                                                   (10)              (4)               (17)               (7)
Recoveries                                                  14                4                 36                18
Translation adjustment                                      (1)               -                 (1)                -
--------------------------------------------------------------------------------      -------------------------------